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                                                                   Exhibit 10.18
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                          STOCK REDEMPTION AGREEMENT

     AGREEMENT, made this _______ day of October, 1997, by and between ICON Holdings Corp., a Delaware corporation having offices at 600 Mamaroneck Avenue, Harrison, New York 10528-1632 (the "Company"), Summit Asset Holding L.L.C., a Delaware limited liability company having offices at c/o Roy & Stevens, Sears Crescent Building, 100 City Hall Plaza, 5th Floor, Boston MA 02108 (the "Shareholder"), and Summit Asset Management Limited, a corporation organized under the laws of England and Wales and having offices at Summit House, Brooklands Close, Windmill Road, Sunbury-on-Thames, U.K. TW16 7EH, Managing Member of the Shareholder ("SAM")

                              W I T N E S S E T H

     WHEREAS, the Shareholder is currently the beneficial and record holder of 500 shares (referred to hereinafter, together with any additional shares issued with respect thereto in the event of any stock dividend, split, combination or any other change in the capital stock of the Company occurring prior to the Closing (as defined below), as the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

     WHEREAS, the Company and SAM mutually desire that the Company redeem all, and not less than all, of the Shares currently held by the Shareholder on the terms and conditions hereinafter set forth, and that SAM and the Shareholder discharge all indebtedness owed by the Company to each in consideration therefor.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and other good and valuable considerations hereinafter contained, the parties hereto agree as follows:

     1.  Redemption and Redemption Price.  Subject to the conditions set forth
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in paragraph 4 of this Agreement, at the Closing the Company shall redeem from the Shareholder all, but not less than all, of the Shares at a redemption price (the "Cash Redemption Price") of Seventeen Thousand Two Hundred Dollars ($17,200) per share (subject to appropriate adjustment in the event of any stock dividend, split, combination or any other change in the Common Stock occurring prior to the Closing), for an aggregate Cash Redemption Price of $8,600,000. As additional consideration for the redemption contemplated hereby the Company shall issue to the Shareholder at the closing of the IPO (as hereinafter defined) warrants entitling the Shareholder to purchase that number of shares of the Common Stock of the Company that would equal to 3% of the total outstanding as of the closing of the IPO, during the four-year period commencing on the
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first anniversary date of the closing of the IPO at an exercise price equal to
                          ---         ----------
100% of the initial public offering price in the IPO.
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     2.  Closing.
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         (a) Date, Time and Place. Subject to the provisions of paragraphs 4(a)
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and 5 or this Agreement, the closing of the redemption contemplated by this
Agreement (the "Closing") shall take place at the offices or McDermott, Will & Emery, 75 State Street, Boston Massachusetts 02109 ("MW&E") and shall occur simultaneously with the closing of the Company's contemplated initial public offering of shares of the Company's Common Stock (the "IPO").

         (b) Deliveries. Within fifteen days of the date hereof the parties
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hereby agree to deliver to MW&E, as escrow holder, (i) all certificates representing the Shares or any portion of the Shares, together with stock powers separate from certificates, duly endorsed in blank by the Shareholder, (ii) the certificates and Releases required by paragraph 4 hereof, (iii) all certificates representing the Warrants, and (iv) the Trading Agreement (items (i), (ii),
(iii) and (iv) above are collectively referred to as the "Escrow Documents"). The Escrow Documents will be held by MW&E under instructions that specify that, provided MW&E has not previously received notice by certified mail of the occurrence of a termination of this Agreement pursuant to Section 5 hereof, the only condition to the release of the Escrow Documents to their respective recipients is the receipt by the Shareholder of the Cash Redemption Price. At the Closing, the Company shall pay to the Shareholder the Cash Redemption Price, in full, in lawful money of the United States of America, by causing a wire transfer of the Cash Redemption Price, in immediately available funds, to be delivered by the clearing agent for the representative for the underwriters to the following bank account:

                        Summit Asset Management Limited
                               Barclays Bank PLC
         50 Pall Mall         London SW1A 1QB          United Kingdom
                                        - ---
                   Sort Code: 20-65-82 Account No. 40881244

     3.  Representations and Warranties.
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         (a) The Company represents and warrants to the Shareholder that:

             (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

             (ii) The Company has full corporate power and authority and has taken all corporate action necessary to authorize, execute and deliver this Agreement and the Trading Agreement and to consummate the transactions contemplated hereby; and this Agreement and the Trading Agreement have been duly executed and delivered by the Company and each is the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

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         (iii)  Neither the execution and delivery of this Agreement and the
Trading Agreement, nor the consummation of the transactions contemplated hereby, does or will as of the Closing violate any provision of the Company's Certificate or Incorporation or By-laws, or violate or result in the breach of any agreement or any federal or state law, rule, regulation, judgment decree or order of any governmental authority or Court to which the Company is subject or by which it is bound;

         (iv) The Shares have been duly authorized and validly issued to the Shareholder and are non-assessable.

     (b) SAM and the Shareholder jointly and severally represent and warrant to the Company that:

         (i) The Shareholder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (ii) SAM is a corporation duly organized, validly existing and in good standing under the laws of England and Wales;

         (iii) SAM and the Shareholder have full power and authority under their organizational documents and the laws of the jurisdictions of their organization and have taken all action necessary thereunder to authorize, execute and deliver this Agreement and the Trading Agreement and to consummate the transactions contemplated hereby, and this Agreement and the Trading Agreement have been duly executed and delivered by SAM with respect to the Trading Agreement and SAM and the Shareholder with respect to this Agreement and each is a valid and binding obligation of SAM and Shareholder, as the case may be, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

         (iv) The Shareholder is the sole beneficial and record holder of the Shares, and has not granted or sold any options or other rights to purchase any of the Shares to any individual, person or entity, other than to the Company under this Agreement;

         (v) Except for a pledge of the shares to TKO Finance Corporation (which has agreed to release such lien at the Closing), the Shares are not subject to any liens or other encumbrances, and at the Closing will be delivered free and clear of the same;

         (vi) Neither the execution and delivery of this Agreement and the Trading Agreement nor the consummation of the transactions contemplated hereby and thereby does or will as of the Closing violate or result in the breach of any agreement or any federal or state law, rule, regulation, judgment, order or decree of any governmental authority or court to which the Shareholder is subject or by which it is bound; and

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              (vii)  The shares referred to in the Preamble hereto represent all of the shares which the Shareholder is entitled to pursuant to the various agreements by and among SAM, the Shareholder and the Company and/or any of their affiliates. Subject to the closing of the IPO as contemplated by the Company's registration statement to be filed with the Securities and Exchange Commission on or about October 24, 1997, and payment for the Shares as contemplated hereby, SAM and the Shareholder, jointly and severally, shall and hereby do release the Company from any claims they have against the Company for any additional shares of capital stock of the Company or for amounts due under any of the indebtedness owed by the Company to either of them, including any accrued interest thereon or any amounts related thereto through the Closing.

     4.  Conditions to Closing.  The obligations of the parties to consummate
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the transactions contemplated by this Agreement shall be subject to satisfaction, on or before the Closing of each of the following conditions unless waived in writing by the party to be so satisfied:

         (a) The IPO shall have been consummated and closed and the Company shall have wired the Cash Redemption Price to SAM;

         (b) The representations and warranties of the Company and SAM contained herein shall be true and accurate in all material respects as of the date when made and at and as of the Closing as though made at and as of such date;

         (c) The Company shall have furnished to SAM and the Shareholder a certificate of the Company's President to the effect that: (i) the IPO has been consummated, and (ii) all representations and warranties of the Company contained in this Agreement are true and accurate in all material respects at and as of the Closing, and

         (d) SAM and the Shareholder shall have furnished to the Company their certificate to the effect that all representations and warranties of SAM and the Shareholder contained in this Agreement are true and accurate in all material respects at and as of the Closing.

         (e) SAM and the Shareholder shall have delivered to the Company their duly executed release in the form of Exhibit A attached hereto pursuant to which
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SAM and the Shareholder release the Company from all known and unknown claims and obligations of any kind whatsoever, other than as arise under this Agreement and under that certain Trading Agreement of even date herewith between the Company and SAM ("Trading Agreement") a copy of which is attached hereto as Exhibit B.
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         (f)  The Company shall have delivered to the Shareholder and SAM a duly executed release in the form of Exhibit C attached hereto pursuant to which the
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Company shall release the Shareholder, SAM, Neil A. Roberts and Timothy R.
Spring from all known and unknown claims and obligations of any kind whatsoever, other than (with respect to SAM and the Shareholder) as arise under this Agreement and under the Trading Agreement.

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         (g)  The Trading Agreement shall be in full force and effect subject only to the occurrence of the IPO as a condition precedent as set forth therein.

     5.  Termination.  Anything contained in this Agreement to the contrary
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notwithstanding, in the event the IPO has not been consummated and closed on or before February 28, 1998, then any party to this Agreement may, upon not less than two (2) weeks prior written notice to the other parties hereto, terminate this Agreement.

     6.  Notice.  Any notice given or required to be given pursuant to this
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Agreement shall be in writing and shall be deemed given three (3) days after being deposited in the U.S. Mail, first-class postage prepaid, addressed to the parties at the respective address first above written or such other address as may be established by written notice given in accordance with the provisions of this paragraph 6.

     7.  Miscellaneous.
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         (a)  Entire Agreement.  This Agreement constitutes the entire agreement
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of the parties with respect to the subject matter hereof, supersedes all prior such agreements whether written or oral, and may not be amended or otherwise modified except by a subsequent written instrument duly executed by the parties hereto.

         (b)  No Waiver.  No delay or failure by either party to exercise any
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right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that right or any other right, unless expressly waived in writing.

         (c)  Governing Law. This Agreement shall be construed in accordance
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with and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

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         (d)  Binding Effect. The provisions of this Agreement shall be binding
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upon and shall inure to the benefit of the parties and their respective successors, representatives and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                      ICON HOLDINGS CORP.


                                      By:
                                         ----------------------------

                                      SUMMIT ASSET HOLDING L.L.C


                                      By:
                                         ----------------------------

                                      SUMMIT ASSET MANAGEMENT LIMITED


                                      By:
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